Exhibit 23.7

CONSENT OF AMERICO DELGADO, P. ENG.

To:	United States Securities and Exchange Commission

Re:	Expert Consent for Registration Statement on Form S-8

Technical reports entitled:

1.	“Technical Report for the Dolores Property, Chihuahua, Mexico” dated effective December 31, 2016 relating to the Dolores property;

2.	“Technical Report for the Huaron Property, Pasco, Peru” dated effective June 30, 2014 relating to the Huaron property;

3.	“Technical Report for the Morococha Property, Yauli, Peru” dated effective June 30, 2014 relating to the Morococha property;

4.	“Technical Report for the San Vincente Property, Potosi Bolivia” dated effective December 31, 2014 relating to the San Vincente property; and

5.	“Technical Report for the Joaquin Property, Santa Cruz, Argentina - Pre-feasibility Study” dated effective November 30, 2017 relating to the Joaquin property.

(collectively, the “Technical Reports”) were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Americo Delgado, P. Eng., in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Reports and other scientific and technical information relating solely to the Corporation by the Corporation in the annual information form of the Corporation, dated March 22, 2018 (the "AIF") and in the Annual Report on Form 40-F of the Corporation, dated March 22, 2018 (the "40-F"), which is incorporated by reference in the Registration Statement on Form S-8 of the Corporation, dated February 22, 2019.  The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports.

Dated this 22 of February, 2019.

/s/ Americo Delgado
Americo Delgado, P. Eng.